UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [  ]

CHECK THE APPROPRIATE BOX:

[  ] PRELIMINARY PROXY STATEMENT

[  ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
     14A-6(E)(2))

[X]  DEFINITIVE PROXY STATEMENT

[  ] DEFINITIVE ADDITIONAL MATERIALS

[  ] SOLICITING MATERIAL PURSUANT TO SS.240.14A-12

                                   Cache, Inc.

               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                                   CACHE, INC.
                                  1440 BROADWAY
                            NEW YORK, NEW YORK 10018
                                 (212) 575-3200

                                               October 12, 2007

Dear Shareholder:

           On behalf of the officers and directors of the Company, you are cordially invited to attend the Cache, Inc. Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, November 13, 2007, at our headquarters, 1440 Broadway, 5th Floor, New York, New York.

           The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals (i) to elect five named nominees as directors and (ii) to ratify the appointment of Mahoney Cohen & Company, CPA, P.C. as Cache's auditors for the fiscal year ending December 29, 2007.

           The Board of Directors unanimously recommends that shareholders vote in favor of each proposal. We strongly encourage all shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.




                                         Sincerely,



                                         /s/ Brian Woolf
                                         ------------------------------------
                                         Brian Woolf
                                         Chairman of the Board

                                   CACHE, INC.
                                  1440 BROADWAY
                            NEW YORK, NEW YORK 10018
                              --------------------

                 NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 13, 2007
                              --------------------

TO THE SHAREHOLDERS:

           The Annual Meeting of the Shareholders of Cache, Inc. will be held on Tuesday, November 13, 2007 at 10:00 a.m. local time, at our headquarters, 1440 Broadway, 5th Floor, New York, New York, 10018, for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy
Statement:

          1. To elect five named nominees as Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

          2. To ratify the appointment of Mahoney Cohen & Company, CPA, P.C., as auditors of the Company for the fiscal year ending December 29, 2007.

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

           Only shareholders of record at the close of business on October 1, 2007 are entitled to notice of and to vote at the meeting or any adjournment thereof.

           Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed Proxy and return it promptly to the Company in the return envelope enclosed for your use, which requires no postage if mailed in the United States. You may revoke your Proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company, or by attending and voting at the Annual Meeting.

           You are cordially invited to attend.

                       By Order of the Board of Directors,



                               /s/ Victor J. Coster
                               ----------------------------------
                               Victor J. Coster
                               Secretary

October 12, 2007

                                   CACHE, INC.
                                  1440 BROADWAY
                            NEW YORK, NEW YORK 10018
                              --------------------

                                 PROXY STATEMENT

                              --------------------

           Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of Proxy for such meeting solicited by the Board of Directors. The Board of Directors has fixed the close of business on October 1, 2007 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock present in person, or represented by proxy, will constitute a quorum at the meeting. This Proxy Statement and the enclosed Proxy are being sent to the shareholders of the Company on or about October 12, 2007.

           Only shareholders of record at the close of business on October 1, 2007 will be entitled to vote at the Annual Meeting. At the close of business on such record date the Company had outstanding 15,672,329 shares of Common Stock, par value $.01 per share ("Common Stock"). No other class of voting security of the Company is issued and outstanding. Each share of Common Stock entitles the holder to one vote. Shareholders do not have cumulative voting rights.

           As of October 1, 2007, Mr. Andrew Saul, Ms. Norma Saul and certain Saul family trusts (sometimes collectively referred to herein as the "Sauls") owned of record an aggregate of 1,459,690 shares of Common Stock, representing approximately 9.3% of the outstanding shares of Common Stock. See "Principal Shareholders and Share Ownership by Management." The Sauls intend to vote their Common Stock in favor of Proposals 1 and 2.

           A Proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy). With respect to Proposal 1, unless authority to vote for all Directors or any individual Director is withheld, all the shares represented by the Proxy will be voted for the election of Directors as set forth in the Proxy Statement. Where a shareholder has specified a vote for or against Proposal 2, such Proxy will be voted as specified; if no direction is given, all the shares represented by the Proxy will be voted in favor of the Proposal.

           Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the Company's nominees for director. Florida law requires the presence of a quorum for the annual meeting, defined as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are defined in the third paragraph below, are not counted for quorum purposes.

           Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval:
(1) the election of directors; and (2) the ratification of auditors. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting. In order to pass, the proposal to ratify the Company's auditors must be approved by a majority of the votes cast on such matter. Abstentions are not counted in determining the number of votes cast in connection with the ratification of auditors.

           Brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and ratification of auditors. Under applicable law, a broker non-vote will have no effect on the outcome of the election of directors or the ratification of auditors.

           The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Company's stock.

           THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS BUT INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FOR THE FISCAL YEAR ENDED DECEMBER 30, 2006 AND/OR A COPY OF ANY OF THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q OR CURRENT REPORTS ON FORM 8-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO: VICTOR COSTER, SECRETARY, CACHE, INC., 1440 BROADWAY, NEW YORK, NEW YORK 10018.

 IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING, PLEASE SIGN, DATE
                          AND MAIL THE PROXY PROMPTLY.

                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

           The Board of Directors of the Company presently consists of the following five members: Messrs. Andrew M. Saul, Brian Woolf, Gene G. Gage, Morton J. Schrader and Arthur S. Mintz, each of whom is a nominee for re-election.

           Unless authority to vote on the election of all Directors or any individual Director is specifically withheld by appropriate designation on the face of the Proxy, the persons named in the accompanying Proxy will nominate as Directors, and vote such Proxy for the election as Directors of, the persons named below. If elected, such persons will serve as Directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

           Management does not contemplate that any of the nominees for Director will be unable to serve, but if such a situation should arise, the persons named in the accompanying Proxy will nominate and vote for the election of such other person or persons as the Board of Directors may recommend.


                             NOMINEES FOR DIRECTORS


NAME                  AGE    PRINCIPAL OCCUPATION                DIRECTOR SINCE
----                  ---    --------------------                -------------
BRIAN WOOLF.......... 58     CHAIRMAN OF THE BOARD AND CHIEF           2000
                             EXECUTIVE OFFICER (1)


ANDREW M. SAUL....... 60     PARTNER, SAUL PARTNERS (2)                1986

MORTON J. SCHRADER... 75     PRINCIPAL, PBS REALTY ADVISORS, LLC (3)   1989

ARTHUR S. MINTZ...... 62     CONSULTANT (4)                            2002

GENE G. GAGE........  60     FINANCIAL ADVISOR (5)                     2004


-----------------

          (1) Mr. Woolf has served as our Chief Executive Officer and Chairman of the Board since October 2000. From March 1999 to October 2000, Mr. Woolf served as Vice President and General Merchandise Manager for The Limited.

          (2) Mr. Saul has served as one of our directors since 1986. Mr. Saul also served as our Chairman of the Board from February 1993 to October 2000. Since 1986, Mr. Saul has been a partner in Saul Partners, an investment partnership.

          (3) Mr. Schrader has served as one of our directors since 1989. Mr. Schrader was the President of Abe Schrader Corp., a manufacturer of women's apparel, from 1968 through March 1989. Since 1989, he has been active as a real estate broker and is a principal of PBS Realty Advisors.

          (4) Mr. Mintz has served as one of our directors since September 2002. Mr. Mintz served as the President of Bees & Jam, Inc., an apparel manufacturer, from 1971 until 2006. Since April 2007, Mr. Mintz has been active as a consultant in the apparel industry.

          (5) Mr. Gage has served as one of our directors since September 2004. Since January 2002, Mr. Gage has served as the President and Chief Executive Officer of Gage Associates, a firm which provides financial planning and services to individuals and businesses. From March 2000 to January 2002, Mr. Gage served as Chief Executive Officer and as the director of ICDL-US, LLC, a company providing computer literacy training skills for desktop software applications. He is a certified public accountant, as well as a certified financial planner.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

           During the fiscal year ended December 30, 2006 ("Fiscal 2006"), the Board of Directors held five meetings. Each then-current Director attended all of such Board meetings. The Board of Directors has an Audit Committee, a Nominating and Governance Committee, and a Compensation and Plan Administration Committee. The Audit Committee, established in July 1989, currently consists of Messrs. Arthur Mintz, Morton Schrader and Gene Gage. The Audit Committee held four meetings in Fiscal 2006. Each then-current member of the Committee attended all such Committee meetings.

           Duties of the Audit Committee include meeting with the independent accountants and certain personnel of the Company to discuss the planned scope of their examinations, and the adequacy of internal controls and financial reporting; reviewing the results of the annual examination of the financial statements and periodic internal audit examinations; reviewing the services and fees of the Company's independent accountants; authorizing special investigations and studies; and performing any other duties or functions deemed appropriate by the Board of Directors. The Board of Directors has determined that Gene Gage is qualified to serve as the Audit Committee's financial expert and Chairman. Mr. Gage is independent, as such term is defined in the Nasdaq listing standards.

           The Board of Directors has adopted a written charter for the Audit Committee. The charter has not changed from the charter filed with our 2001 proxy statement and is available on our website at www.cache.com.

                          REPORT OF THE AUDIT COMMITTEE

           The Audit Committee is composed of three non-management directors. All three members of the Audit Committee meet the independence and experience requirements of Rule 4200(a)(15) of the NASDAQ Stock Exchange. Mr. Gene Gage has served as Chairman of the Audit Committee since September 2004. He is a certified public accountant and has over 30 years of financial experience.

           During 2006, at each of its meetings, the Committee met with the senior members of the Company's financial management team and our independent auditors. The Committee's agenda is established by meetings with the Company's independent auditors, at which candid discussions of financial management, accounting and internal control issues took place.

           The Committee reviews with the Company's financial managers and the independent auditor's overall audit scopes and plans, the results of external audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

           Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee have asked whether statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

           In its meetings with representatives of the independent auditors, the Committee asks them to address, and discuss their responses to, several questions that the Committee believes are particularly relevant to its oversight. These questions include:

          o Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

          o Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

          o Based on the auditors' experience, and their knowledge of the Company, has the company implemented internal controls and internal audit procedures that are appropriate for the Company?

           The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments. The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2006 was compatible with the auditors' independence.

           In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its review prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

           In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2006, for the filing with the Securities and Exchange Commission.

                                          Audit Committee
                                          Gene G. Gage, Chairman
                                          Morton J. Schrader, Director
                                          Arthur S. Mintz, Director


           The Compensation and Plan Administration Committee was established in July 1991 as the Plan Administration Committee to administer the Company's stock option plans. In May 1993 it was renamed the Compensation and Plan Administration Committee and delegated additional authority to determine the remuneration arrangements for the three most senior executive officers and to review and approve the remuneration arrangements for the Company's other executive officers. It currently consists of Messrs. Andrew Saul, Arthur Mintz, Morton Schrader and Gene Gage. The Compensation and Plan Administration Committee met one time in Fiscal 2006. Each then-current member of the Committee attended such meetings.

           The Board of Directors adopted a written charter in August 2004 for the Compensation and Plan Administration Committee, which is available on our website at www.cache.com.

           The Board of Directors established the Nominating and Governance Committee in September 2004. The Committee currently consists of Messrs. Andrew Saul, Gene Gage, Arthur Mintz and Morton Schrader. The Nominating and Governance Committee is responsible for identifying, evaluating and recommending director nominees to the Board of Directors.

           The Nominating and Governance Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the proposal. Stockholders who wish to suggest qualified candidates should write to Victor J. Coster, Corporate Secretary, at the Company's headquarters' address. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to be member of the Board, and a description of any relationship the nominee has to be a stockholder making the recommendation or to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as director, subject to the candidate's due diligence of the Company, should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must comply with the Company's By-Laws regarding stockholder proposals and nominations.

           While the Nominating and Governance Committee does not have minimum qualification requirements for candidates, it does assess whether candidates have good business judgment, high ethical standards, substantial experience in the Company's line of business or other applicable fields such as science or technology, and ability to prepare for and attend Board meetings, committee meetings and stockholder meetings. The Nominating and Governance Committee also considers whether candidates are independent and possess leadership qualities.

           The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which is available on our website at www.cache.com.



STOCKHOLDER COMMUNICATIONS

           Company stockholders may communicate with the Board by addressing their communications to one or more directors to our corporate headquarters at 1440 Broadway, 5th Floor, New York, NY 10018. The Company may screen such communications to ensure that the Company forwards only material that is germane to the Company's business to each director to whom the correspondence is addressed.

                             EXECUTIVE COMPENSATION

                      COMPENSATION DISCUSSION AND ANALYSIS

PRINCIPAL OBJECTIVES DRIVING COMPENSATION PRACTICES

      Our compensation philosophy, reflected in our compensation practices for fiscal year 2006, was developed to drive the achievement of our two key business objectives: consistent sales growth and consistent net income growth. We designed our incentive compensation programs using performance metrics closely tied to the achievement of these goals, as described below. We balanced our need to attract and retain highly talented executives with our desire to reward executives primarily for achieving performance targets. We accomplished this by structuring a competitive compensation program with a fixed component of total compensation and a significant, incentive-based component designed to motivate and reward executives for contributions to the advancement of our key business objectives.

      We generally pay our executives annual base salaries as described below. We design our compensation programs so that if targeted objectives are achieved, total compensation to the executive will increase. "Total compensation" includes the sum of base salary, short-term cash incentive compensation and equity incentive compensation. Recognizing the importance of implementing pay-for-performance practices, we also structure our compensation programs so that if the Company's performance exceeds target levels, total compensation to the executive may increase. If the Company, however, fails to achieve its targeted objectives, total compensation will not increase. We may set target compensation on an ad hoc basis when we believe that it is important to attract or retain key executive officers. We will use tally sheets, as described below, to assist us in measuring our compensation programs against our design objectives. We will be assisted, starting in fiscal 2007, in these matters by a compensation consultant, as described below.

      We use both equity and cash in our incentive-based compensation. We designed our short-term incentive compensation to reward executives for the Company's achievement of annual goals and our long-term incentive compensation to reward them based on longer term corporate performance. Our short-term incentive compensation is paid in cash and our long-term incentive compensation is primarily comprised of equity components. The Compensation Committee reviews annually the allocation between the short-term and long-term and cash and equity elements of compensation and determines the distribution based on the Company's current business goals and competitive market practices.

      Our Chief Executive Officer and our Chief Operating Officer each have an employment agreement and our Executive Vice President of Sourcing and Production has a letter agreement with the Company, each of which are more fully described below. We offer minimal perquisites to our named executive officers. Our current named executive officers participate in a broad-based, tax-qualified pension plan on terms that do not favor such executives, and the Company does not offer any supplemental retirement plans to its named executive officers.

PROCESSES FOR DETERMINING COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS

Compensation Committee-Working with our Compensation Consultant and Management

      During fiscal year 2006, the Compensation Committee reviewed its compensation practices and programs to ensure they were designed to drive the attainment of the Company's key business objectives. As part of this process, the Compensation Committee recently hired a nationally recognized compensation consultant to provide the Committee with information regarding industry compensation practices and developments and comparative data necessary to evaluate executive compensation. The compensation consultant will also provide executive compensation advice to the Company with the Compensation Committee's authorization. The Compensation Committee will specify the services to be performed by the consultant.

      The compensation consultant will provide its views and make recommendations to the Compensation Committee regarding executive compensation, including that of the Chief Executive Officer. Our human resources staff will meet regularly with the compensation consultant to ensure that it has the compensation information it needs to advise the Compensation Committee. Although the compensation consultant works closely with management and the Compensation Committee, we do not believe that its independence is compromised.

      Management regularly meets with the Compensation Committee to assist the Committee in making compensation decisions regarding our executives. We believe that since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. For example, our Chief Financial Officer provides input relevant to setting performance goals and certifies to the Compensation Committee the level of achievement of our performance targets under our Management Performance Compensation Plan (the "Performance Compensation Plan"). Our Chief Executive Officer makes recommendations to the Committee regarding the compensation of his direct reports.

Tally Sheets

      As part of the Compensation Committee's annual evaluation of compensation to our named executive officers, the Committee will review tally sheets setting out each component of the executive's compensation, the aggregate amount of his or her total compensation, and projected and historical compensation earned by such person. The specific elements of compensation to be considered in the tally sheets used by the Committee will include:

     o    base salary;

     o    annual cash incentive awards and any other bonuses, if applicable;

     o    equity and long-term cash incentive compensation;

     o amounts realized upon the vesting of restricted stock and exercise of stock options;

     o the value of the Company's unvested restricted stock and unexercisable stock options held by such executive officer;

     o    perquisites and other personal benefits;

     o potential payments upon various termination scenarios, including change in control; and

     o any earnings under the Company's deferred compensation and pension plans, if the executive participates.

      The Compensation Committee's review of tally sheets will provide the Committee with a formal mechanism through which the Committee is able to ensure that the Company's compensation programs and practices are consistent with the Company's compensation philosophy and its overall business objectives.

OUR INCENTIVE COMPENSATION PROGRAMS

Short-Term Cash Incentive Compensation

      We provide our executives with short-term incentive compensation in the form of an annual cash bonus under the Performance Compensation Plan. The Compensation Committee has based the compensation plan objectives upon a corporate net income target for overall corporate performance.

      For fiscal year 2004, the Company as a whole did not meet its corporate net income objectives. Based on the Company's performance during fiscal year 2004, the Company did not exceed its corporate net income target for fiscal 2004 and, accordingly, our current named executive officers did not receive a payout for that year.

      For fiscal year 2005, the Company paid its executives only a portion of their target bonuses under the Performance Compensation Plan, since the Company as a whole did not meet its corporate net income objectives, based on fourth quarter performance. During the fourth quarter of fiscal 2005, the Company's performance reached 100% of the fourth quarter fiscal 2005 corporate net income targets.

      For fiscal year 2006, the Company as a whole did not meet its corporate net income objectives. Based on the Company's performance during fiscal year 2006, the Company did not exceed its corporate net income target for fiscal 2006 and, accordingly, our current named executive officers will not receive a payout for that year.

      We have established an incentive compensation matrix that sets out varying levels of payment to be made to an executive based on the percentage of the corporate net income and operating profit targets achieved. For the corporate net income target and the operating profit target for the Company, the matrix ranges from a minimum threshold of 80% of the target, at which the executive is eligible to receive 50% of his or her individual target payout, and a maximum of 145% of the target, at which the executive is entitled to receive 200% of his or her individual target payout.

      From time to time, the Compensation Committee may exercise its discretion to approve bonuses outside of the Performance Compensation Plan.

Long-Term Equity Incentive Compensation

      In addition to cash incentive compensation, the Compensation Committee awards equity grants. The Company believes that stock option awards further align executives' interests with those of stockholders and focus management on building long-term stockholder value.

      We generally make equity grants to our named executive officers at the time of their hire and review compensation policy annually. We also make grants during other times of the year when required for new hires, promotions and other business reasons. In determining the timing of equity grants, the Committee only considers valid business purposes and does not take into account fluctuations in the price of the Company's common stock.

      The grant date of an equity award is determined as described below:

     o if the award was approved at a special meeting of the Compensation Committee, the date of that meeting; and

     o if the award was made by the Chief Executive Officer under authority delegated to her by the Compensation Committee, the date that he signs a writing containing the key terms of the grant.

      Notwithstanding the foregoing, if the award was made in connection with a new hire, the grant date is the start date of employment of such person.

      The exercise price for stock options is the fair market value of the Company's common stock on the grant date, which is set as the closing price per share of the common stock on the Nasdaq Stock Exchange for the trading day immediately preceding the grant date. As a result, the options do not have any intrinsic value to the executive unless the market price of the common stock rises.

CHANGE IN CONTROL AND OTHER TERMINATION EVENTS

Severance

      The Company has employment agreements with Mr. Woolf and Mr. Reinckens, which were entered into on February 8, 2006, in connection with the expiration of Mr. Woolf's previous agreement. This agreement provides for payments to be made to Messrs. Woolf and Reinckens upon certain termination events, including a Change in Control of the Company (as defined under their employment agreements). During fiscal year 2006 our other current named executive officers did not have employment agreements with the Company, except for the letter agreement with Mr. Jacobson described below.

      The Company has a letter agreement with Mr. Jacobson under which he is entitled to receive a severance payment in an amount equal to his annual base salary at the time of termination, payable over a 12-month period from the date of termination.

Equity

      No new incentive or non-qualified stock options were granted in fiscal
2006.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

      Section 162(m) of the Code generally disallows deductions to publicly traded companies for compensation paid to its named executive officers in excess of $1.0 million in a taxable year, with certain exceptions for qualified "performance-based compensation." The Company considers the potential non-deductibility of certain compensation in making its compensation decisions. For those types of compensation that can qualify as performance-based compensation, the Company attempts to meet the qualification requirements.

                           SUMMARY COMPENSATION TABLE

           The following sets forth the total compensation paid earned by Chief Executive Officer (principal executive officer), the Chief Financial Officer (principal financial officer) and the Company's other two most highly compensated executive officers, collectively, the "Named Executive Officers", for the past three years.



NAME AND PRINCIPAL                                          OPTION      ALL OTHER
     POSITION       FISCAL YEAR    SALARY         BONUS     AWARDS (1) COMPENSATION (2)   TOTAL
------------------ ------------- ----------- ------------ ------------ ---------------- -----------

Brian Woolf           2006        $ 716,346   $ 200,000     $536,458     $ 38,885       $1,491,689
Chairman and Chief
Executive Officer




Thomas E. Reinckens   2006          525,385     150,000      307,037       33,126        1,015,548
President and
Chief Operating
Officer




Margaret Feeney       2006          243,269      50,000       76,252        4,879          374,400
Executive Vice
President, Finance
and Chief
Financial Officer




Allan N. Jacobson     2006        $ 296,154         ---          ---       $6,769        $ 302,923
Executive Vice
President,
Sourcing and
Distribution (3)



(1) The amounts in these columns reflect the dollar amount of awards pursuant to the Company's equity incentive plans recognized as compensation expense for financial statement reporting purposes for the fiscal year ended December 30, 2006 in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as interpreted by Securities and Exchange Commission Staff Accounting Bulletin No. 107, ("SFAS No. 123(R)") and thus may include amounts related to awards granted in and prior to 2006. Assumptions used in the calculation of these amounts for fiscal years ended December 30, 2006 are included in footnote 10 to the Company's audited financial statements for the fiscal year ended December 30, 2006 in the Company's Annual Report on Form 10-K.

(2) Represents $17,298 for group medical insurance, $9,954 for long-term disability insurance, $5,653 for executive life insurance, $1,857 for car allowance, $4,123 for matching contributions made by the Company on behalf of Mr. Woolf under the Company's 401(k) savings plan.

     Represents $17,298 for group medical insurance, $6,872 for long-term disability insurance, $3,717 for executive life insurance, $1,857 for car allowance, $3,382 for matching contributions made by the Company on behalf of Mr. Reinckens under the Company's 401(k) savings plan.

     Represents $1,486 for car allowance, $3,393 for matching contributions made by the Company on behalf of Ms. Feeney under the Company's 401(k) savings plan.

      Represents $6,769 for car and relocation allowances for Mr. Jacobson.

(3)  Mr. Jacobson began employment with the Company on February 21, 2006.

                 GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2006

           The Company did not grant any new incentive or non-qualified stock option awards during the fiscal year ended December 30, 2006.

           The table below shows the number of shares of the Company's common stock covered by exercisable and unexerciseable stock options held by the Company's named executive officers on December 30, 2006.

                        OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END


                                             OPTION AWARDS

                       --------------------------------------------------------



                       NUMBER OF     NUMBER OF
                       SECURITIES    SECURITIES
                       UNDERLYING    UNDERLYING
                       UNEXERCISED   UNEXERCISED          OPTION            OPTION
                       OPTIONS (#)   OPTIONS (#)         EXERCISE         EXPIRATION
NAME                   EXERCISABLE   UNEXERCISABLE       PRICE ($)           DATE
------                 -----------   -------------      ----------        ----------

Brian Woolf              67,250           --             $4.69         April 12, 2012
                        232,750       131,250 (1)        12.65          July 22, 2013
                         34,250        15,750 (2)        15.17       January 22, 2014

Thomas E. Reinckens       6,328                 --        4.69         April 12, 2012
                        121,875         65,625 (1)       12.65          July 22, 2013
                         36,750         15,750 (2)       15.17       January 22, 2014

Margaret J. Feeney       27,550         15,750 (1)       12.65          July 22, 2013
                          9,000         11,000 (3)       11.53            May 3, 2015

--------------


(1)  This award vests on July 22, 2007.

(2)  This award vests on January 22, 2008.

(3) This award may vest, subject to performance vesting, in two equal installments of 5,000 shares on each of December 31, 2007 and 2008, with the remaining 1,000 options vesting on May 3, 2009.

           The table below shows the number of shares of the Company's common stock acquired by each named executive officer during fiscal year 2006 upon the exercise of stock options.



                      OPTION EXERCISES FOR FISCAL YEAR 2006

                                                      OPTION AWARDS
                                       ----------------------------------------
                                         NUMBER OF SHARES        VALUE REALIZED
                                       ACQUIRED ON EXERCISE (#)   ON EXERCISE($)
     NAME                              ----------------------     -------------
    -----
     Brian Woolf                                 182,500             $3,471,843

     Thomas E. Reinckens                          39,922                696,731

     Margaret J. Feeney                            5,450                 65,011

     Allan N. Jacobson                             ---                      ---


                            CACHE 401(K) SAVINGS PLAN

      The Cache 401(K) Savings Plan is a tax-qualified retirement plan generally available to all eligible employees upon completion of a 12-month period during which the employee completes 1,000 hours of service. Employees may defer up to 18% of his or her annual salary or a annual maximum contribution of $15,000, whichever is less, during the calendar year. In addition, the Company matches the first 1.25% of the first 3% deferred by each eligible employee during the calendar year.

                PAYMENTS AND ENTITLEMENTS UPON CHANGE IN CONTROL
                          AND OTHER TERMINATION EVENTS

           The following is a description of the specific circumstances relating to termination of employment and change in control of the Company that will trigger payments to each named executive officer and a calculation of the estimated payments to such officers as a result of the occurrence of such events had they occurred on December 30, 2006, the end of the Company's fiscal year.

BRIAN WOOLF

           The Company has a three-year employment agreement with Mr. Woolf, which was entered into on February 8, 2006. This agreement provides for payments to be made to Mr. Woolf upon certain termination events, including a "Change in Control" of the Company (generally defined as (i) the acquisition of 50% or more of Company common stock, (ii) a change in the majority of the Board of Directors not approved by at least 50% of the incumbent directors or (iii) the occurrence of certain reorganizations, mergers or consolidations involving the Company).

           Under Mr. Woolf's employment agreement, if any of the following termination events (the "Termination Events") occurs:

o Mr. Woolf's employment is terminated by the Company without "Cause" (generally defined as conviction for the commission of a felony; dishonesty; refusal to follow directions of the Board; gross nonfeasance; breach of confidentiality or restrictive covenant provisions; or certain other instances of willful misconduct);

o Mr. Woolf's employment is terminated by Mr. Woolf for Good Reason (as defined below); or

o Mr. Woolf's employment is terminated due to Disability (which entails his inability to perform his duties as a result of physical or mental incapacity for a period of 6 consecutive months).

           In the case of a termination due to Disability, the Company shall have no further liability to Mr. Woolf, except for any unpaid salary and benefits accrued to the date of termination. In the event of Mr. Woolf's Disability, and until Mr. Woolf reaches the age of 65, Mr. Woolf is entitled to receive payments under the Company's applicable short-term and long-term disability plans.

           During the term of Mr. Woolf's employment agreement, the Company is required to maintain a supplemental life insurance policy on behalf of Mr. Woolf. This policy provides for a death benefit to his beneficiary of no less than three times annual salary, the proceeds of which would be paid upon his death.

           If following a Change in Control, Mr. Woolf's employment is terminated without Cause or he terminates his employment for Good Reason, then Mr. Woolf is entitled to receive a lump-sum cash severance payment equal to two times his annual salary, at the time of termination.

           Mr. Woolf has "Good Reason" to terminate his employment with the Company six months after a Change in Control.

           Upon a Termination Event, all time-vesting stock options granted to Mr. Woolf will fully vest.

           In the case of a Change in Control, regardless of whether his employment is terminated, all stock option awards granted to Mr. Woolf will vest and will become exercisable in accordance with the stock option award agreements under which such options were granted.

           Mr. Woolf is subject to non-solicitation and non-competition covenants during his employment, during the period in which he receives severance payments and, in the case where the Company terminates his employment for Cause or Mr. Woolf terminates his employment without Good Reason, for the following 24 months.

           Assuming the occurrence of the following termination events and/or change in control on December 30, 2006 (the end of the Company's 2006 fiscal year), Mr. Woolf would be entitled to receive the additional payments set out in the table below:

       POTENTIAL PAYMENTS TO BRIAN WOOLF UPON THE OCCURRENCE OF CERTAIN EVENTS


                                                                                                    Change in
                                                                                                    Control of     Change in
                                              Termination                                            Company      Control of
                                Termination    by the     Termination   Termination   Termination     without     Company with
                    Executive's   by the      Executive     by the      due to the     upon the         the           the
 Component of       Voluntary    Company      for Good     Company      Executive's   Executive's    Executive's   Executive's
 Compensation      Termination  for Cause      Reason    without Cause  Disability       Death       Termination   Termination
------------      -------------   ------       -------   ------------   ----------      ---------    ------------  ------------
Cash Severance          --         --            --       $1,519,712            --            --            --      $1,519,712
(base salary)
Stock Options (1) --    --         --            --               --            --            --       $722,325       $722,325

Accelerated
Health &                --         --            --          $36,259            --            --            --        $ 36,259
Welfare
Other                   --         --            --               --    $1,215,000 (3)  $2,175,000 (2)      --              --

Total                   --         --            --       $1,155,971    $1,215,000      $2,175,000     $722,325     $2,278,296



(1) For the table above as well as for all the tables that follow in this section entitled, "Potential Payments upon Change in Control or Other Termination Events", for the stock options, the value represents the number of the option shares outstanding for the executive multiplied by the difference between the Company's 2006 fiscal year end stock price and the option's exercise price.

(2) Represents the death benefit payable to Mr. Woolf's beneficiary under basic and supplemental life insurance policies.

(3) Represents payments under the Company's short-term and long-term disability plans.

THOMAS E. REINCKENS

           The Company has a three-year employment agreement with Mr. Reinckens, which was entered into on February 8, 2006. This agreement provides for payments to be made to Mr. Reinckens upon certain termination events, including a "Change in Control" of the Company (generally defined as (i) the acquisition of 50% or more of Company common stock, (ii) a change in the majority of the Board of Directors not approved by at least 50% of the incumbent directors or (iii) the occurrence of certain reorganizations, mergers or consolidations involving the Company).

           Under Mr. Reinckens employment agreement, if any of the following termination events (the "Termination Events") occurs:

     o Mr. Reinckens' employment is terminated by the Company without "Cause" (generally defined as conviction for the commission of a felony; dishonesty; refusal to follow directions of the Board; gross nonfeasance; breach of confidentiality or restrictive covenant provisions; or certain other instances of willful misconduct);

     o Mr. Reinckens' employment is terminated by Mr. Reinckens for Good Reason (as defined below); or

     o Mr. Reinckens' employment is terminated due to Disability (which entails his inability to perform his duties as a result of physical or mental incapacity for a period of 6 consecutive months).

           In the case of a termination due to Disability, the Company shall have no further liability to Mr. Reinckens, except for any unpaid salary and benefits accrued to the date of termination. In the event of Mr. Reinckens' Disability, and until Mr. Reinckens reaches the age of 65, Mr. Reinckens is entitled to receive payments under the Company's applicable short-term and long-term disability plans.

           During the term of Mr. Reinckens' employment agreement, the Company is required to maintain a supplemental life insurance policy on behalf of Mr. Reinckens. This policy provides for a death benefit to his beneficiary of no less than three times annual salary, the proceeds of which would be paid upon his death.

           If following a Change in Control, Mr. Reinckens' employment is terminated without Cause or he terminates his employment for Good Reason, then Mr. Reinckens is entitled to receive a lump-sum cash severance payment equal to two times his annual salary, at the time of termination.

           Mr. Reincken has "Good Reason" to terminate his employment with the Company six months after a Change in Control.

           Upon a Termination Event, all time-vesting stock options granted to Mr. Reinckens will fully vest.

           In the case of a Change in Control, regardless of whether his employment is terminated, all stock option awards granted to Mr. Reinckens will vest and will become exercisable in accordance with the stock option award agreements under which such options were granted.

           Mr. Reinckens is subject to non-solicitation and non-competition covenants during his employment, during the period in which he receives severance payments and, in the case where the Company terminates his employment for Cause or Mr. Reinckens terminates his employment without Good Reason, for the following 24 months.

           Assuming the occurrence of the following termination events and/or change in control on December 30, 2006 (the end of the Company's 2006 fiscal year), Mr. Reinckens would be entitled to receive the additional payments set out in the table below:

POTENTIAL PAYMENTS TO THOMAS E. REINCKENS UPON THE OCCURRENCE OF CERTAIN EVENTS


                                                                                                         Change in
                                                                                                         Control of    Change in
                                                                                                          Company      Control of
                                 Termination                   Termination   Termination  Termination     without      Company with
                   Executive's     by the     Termination by     by the       due to the    upon the        the            the
Component of        Voluntary    Company for  the Executive     Company       Executive's  Executive's   Executive's    Executive's
Compensation       Termination     Cause     for Good Reason  without Cause   Disability     Death       Termination    Termination
------------      -------------    ------     -------------    ------------   ----------    ---------    ------------  ------------
Cash Severance         --               --              --      $1,110,962           --            --             --     $1,110,962
(base salary)
Stock Options  --      --               --              --              --           --            --       $427,247       $427,247
Accelerated
Health & Welfare       --               --              --         $36,259           --            --             --       $ 36,259
Other                  --               --              --              --   $1,285,100 (1)  $1,590,000 (2)       --             --

Total                  --               --              --      $1,147,221   $1,285,100      $1,590.000      $427,247    $1,574,468



(1) Represents payments under the Company's short-term and long-term disability plans.

(2) Represents the death benefit payable to Mr. Reinckens' beneficiary under basic and supplemental life insurance policies.

OTHER NAMED EXECUTIVE OFFICERS

MARGARET J. FEENEY

           Upon a Change in Control of the Company, in accordance with the terms of the Company's 2000 and 2003 Stock Option Plans, all stock options granted to the named executive officer automatically vest.

           The Company maintains on behalf of each executive a basic life insurance policy, the proceeds of which are payable upon the death of the executive.

           Assuming the occurrence of the following termination events and/or change in control of the Company on December 30, 2006 (the end of the Company's 2006 fiscal year), each named executive officer will be entitled to receive the additional payments set out in the respective tables below.

           The following table includes the additional payments to be made to Ms. Feeney upon the occurrence of the specified events.

        POTENTIAL PAYMENTS TO MS. FEENEY UPON THE OCCURRENCE OF CERTAIN EVENTS


                                                                                                         Change in
                                                                                                         Control of     Change in
                                                                                                          Company       Control of
                                 Termination                   Termination   Termination  Termination     without      Company with
                   Executive's     by the     Termination by     by the       due to the    upon the        the           the
Component of        Voluntary    Company for  the Executive     Company       Executive's  Executive's   Executive's   Executive's
Compensation       Termination     Cause     for Good Reason  without Cause   Disability     Death       Termination   Termination
------------      -------------    ------      -------------   ------------    ----------   ---------   ------------   ------------
Cash Severance           --              --             --             --           --           --             --               --
(base salary)
Stock Options            --              --             --             --           --           --        $263,614        $263,614
Accelerated
Health & Welfare         --              --             --             --           --           --             --               --
Other                    --              --             --             --           --     $250,000 (1)         --               --

Total                    --              --             --             --           --     $250,000         $263,614       $263,614



(1)  Represents payments under basic life insurance policy.

ALLAN N. JACOBSON

           As described in the "Compensation Discussion and Analysis" section of this proxy statement, Mr. Jacobson has a letter agreement with the Company under which, if the Company terminates his employment for any reason other than for "cause", prior to March 1, 2007, he is entitled to receive a severance payment in an amount equal to his annual base salary at the time of termination, payable over a12-month period from the date of termination. Under the letter agreement, he is required to sign a general release in favor of the Company in order to receive these severance payments.

           The following table includes the additional payments to be made to Mr. Jacobson upon the occurrence of the specified events:

      POTENTIAL PAYMENTS TO MR. JACOBSON UPON THE OCCURRENCE OF CERTAIN EVENTS



                                                                                               Change in       Change in
                           Termination  Termination  Termination Termination  Termination     Control of       Control of
               Executive's   by the        by the       by the     due to the    upon the    Company without  Company with
 Component of   Voluntary   Company      Executive     Company   Executive's  Executive's   the Executive's      the
 Compensation  Termination  for Cause   for Good       without    Disability     Death        Termination     Executive's
                                         Reason        Cause                                                 Termination
------------  ------------   ------   -------------  ------------  ----------  ---------     --------------  ------------
Cash Severance        --        --           --       $350,000        --            --               --            $350,000
(base salary)
Stock Options         --        --           --          --           --            --               --                  --
Accelerated
Health & Welfare      --        --           --          --           --            --               --                  --
Other                 --        --           --          --           --       $350,000 (1)          --                  --

Total                 --        --           --       $350,000        --        $350,000             --            $350,000



(1)  Represents payments under basic life insurance policy.

                              DIRECTOR COMPENSATION

           The Board determines and reviews director compensation annually. In its review, the Board considers compensation paid to directors at similarly situated companies and the time commitments required of the directors. The Board will also receive advice and recommendations from an outside compensation consultant regarding director compensation, starting in fiscal 2007.

           Mr. Woolf, who is a Director and employee of the Company does not receive any compensation for serving on the Board of Directors of the Company. Directors who are not employees of the Company generally receive an annual retainer of $20,000, payable in monthly installments.

           The following Table lists the compensation paid to the Company's non-executive directors during fiscal year 2006.

                   DIRECTOR COMPENSATION FOR FISCAL YEAR 2006


                             FEES EARNED OR         ALL OTHER
NAME                         PAID IN CASH ($)      COMPENSATION ($)   TOTAL ($)
------------------------    ------------------    -----------------   ---------

Gene G. Gage                         $ 20,000        $  --           $ 20,000

Arthur S. Mintz                        20,000           --             20,000

Andrew M. Saul                             --       11,930 (1)         11,930

Morton J. Schrader                     20,000           --             20,000



(1) Mr. Saul is a non-employee director, who previously has served as Chairman of the Board of Directors of the Company. He is compensated by participation in our group medical insurance program at a cost of $11,930 in fiscal 2006.


INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

           Our Articles of Incorporation require us, to the extent permitted by law, to indemnify our directors and officers against any personal liabilities incurred as a result of their positions as directors or officers of our company.

           We maintain directors' and officers' insurance providing indemnification for our directors, officers and management employees for liabilities arising as a result of their services to us.

           The indemnification provision in our articles of incorporation may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the cost of settlement and damage awards against any of our directors and officers under indemnification provisions. We believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Our Compensation and Plan Administration Committee (the "Compensation Committee") presently consists of Messrs. Andrew Saul, Arthur Mintz, Morton Schrader and Gene Gage. No member of our Compensation Committee has been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors of our Compensation Committee.

          REPORT OF THE COMPENSATION AND PLAN ADMINISTRATION COMMITTEE

           The Compensation and Plan Administration Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, the Compensation and Plan Administration Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

           The Compensation Committee's Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Compensation Committee's Report by reference, and shall not otherwise be deemed filed under such Acts.

                                             Compensation and Plan
                                                    Administration Committee
                                             Andrew M. Saul, Chairman
                                             Morton J. Schrader, Director
                                             Arthur S. Mintz, Director
                                             Gene G. Gage, Director

CODE OF ETHICS

           The Company has adopted a Code of Ethics that applies to all of the Company's directors, officers and employees. The Code of Ethics is available on our website at www.cache.com. We will disclose any amendment to, other than technical, administrative or non-substantive amendments, or waiver of its code of ethics granted to a director or executive officer by filing a Form 8-K disclosing the amendment or waiver within two business days.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

           See Also "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

           As of October 1, 2007, the Sauls beneficially owned in the aggregate 1,459,690 shares of the Company's outstanding Common Stock, representing approximately 9.3% of the Company's outstanding Common Stock. See "Principal Shareholders and Share Ownership by Management."

                 PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY
                  CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

      The following table sets forth certain information as of September 15, 2007 concerning the beneficial ownership of the Company's common stock by (i) each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding common stock, (ii) each current director, (iii) the executive officers listed in the Summary Compensation Table above, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to his/her shares of common stock. The Securities and Exchange Commission has defined the term "beneficial ownership" to include any person who has or shares voting power or investment power with respect to any security or who has the right to acquire beneficial ownership of any security within 60 days.



                                                                          NO. OF
                                                                        SHARES OF      PERCENT
NAME OF BENEFICIAL OWNER                                              COMMON STOCK     OF CLASS
----------------------------------------------------------------     ---------------  ----------
Royce and Associates LLC (1)                                              1,686,750        10.8%
Andrew M. Saul and affiliates (2)                                         1,459,690         9.3%
Vardon Capital, LLC and affiliates (3)                                    1,281,381         8.2%
Palo Alto Investors, LLC (4)                                              1,242,600         7.9%
Brian Woolf (5)                                                             479,000         2.9%
Thomas E. Reinckens (5)                                                     253,078         1.5%
Margaret J. Feeney (5)                                                       57,750            *
Philip Morris (5)                                                               ---            *
Adrienne Kantor (5)                                                             ---            *
Robert Kantor (5)                                                               ---            *
Morton J. Schrader (5)                                                       19,500            *
Gene G. Gage (5)                                                                ---            *
Arthur S. Mintz (5)                                                             ---            *
All Current Executive Officers and Directors as a Group (12 persons)      2,269,018        13.8%



----------------------------
*     Less than 1%

(1) In an amended Schedule 13G filed with the Securities and Exchange Commission on May 7, 2007, Royce and Associates, LLC, reported beneficial ownership of 1,686,750 shares and sole and the sole voting power and sole dispositive power over 1,686,750 common shares. The address for Royce and Associates, LLC is: Royce and Associates, 1414 Avenue of the Americas, New York, NY 10019.

(2) In an amended Schedule 13G filed with the Securities and Exchange Commission on November 21, 2006, Andrew M. Saul, Joseph E. Saul and Norma
     G. Saul reported beneficial ownership of 1,459,690 shares, of which Andrew
     M. Saul has sole voting power to vote or direct the vote of 425,630 shares. As of April 2007, Norma G. Saul now has sole voting power to vote or direct the vote of 702,460 shares previously controlled by Joseph E. Saul as well as sole voting power to vote or direct the vote 311,600 shares. The address for each of Andrew M. Saul and Norma G. Saul is: c/o Saul Partners, LP, 9 West 57th Street, New York, NY 10019.

(3) In a Schedule 13G filed with the Securities and Exchange Commission on September 12, 2007, Vardon Capital Management, LLC. ("Vardon"); Vardon Capital, LLC; Richard W. Shea, Jr.; Vardon Partners, LP; Vardon Partners II, LP; Vardon Continuum Fund, LP; Vardon International, Ltd.; Vardon International BP, Ltd.; Vardon Focus Fund, LP; Vardon Focus Fund II, LP; Vardon Focus Fund International, Ltd.; Vardon Focus International BP, Ltd., reported beneficial ownership of 1,281,381 shares. Vardon is the beneficial owner of, and has shared voting power over, 1,281,381. The address for the Domestic Funds is 120 West 45th Street, 17th Floor, New York, NY 10036. The address for the Offshore Funds is Admiral Financial Center, P.O. Box 32021 SMB, 90 Fort Street, Grand Cayman, Grand Cayman Islands, B.W.I.

(4) In an amended Schedule 13G filed with the Securities and Exchange Commission on May 11, 2007, Palo Alto Investors, LLC; Palo Alto Investors; William Leland Edwards; Palo Alto Small Cap Master Fund, L.P.; and Palo Alto Small Cap Fund, L.P., reported beneficial ownership of 1,242,600 shares, shared voting power and shared dispositive power over 1,242,600 shares. The address for Palo Alto Investors, LLC is: 470 University Avenue, Palo Alto, CA 94301.

(5) The shares listed include shares subject to stock options that are or will become exercisable within 60 days of September 15, 2007 as follows: Mr. Woolf 465,500 shares; Mr. Reinckens, 230,578 shares and Ms. Feeney, 52,300 shares. The address for Cache officers and directors is: c/o Cache, Inc., 1440 Broadway, 5th Floor, New York, NY 10018.

      See Item 5 in Part II of our 10-K filed on March 16, 2007 for information regarding "Securities Authorized For Issuance Under Equity
Compensation Plans."

     RATIFICATION OF THE APPOINTMENT OF MAHONEY COHEN & COMPANY AS AUDITORS

                                  (PROPOSAL 2)

           The Board of Directors has appointed the firm of Mahoney Cohen & Company, CPA, P.C. to examine the financial statements of the Company for the year ending December 29, 2007, subject to ratification by shareholders. Deloitte & Touche LLP was employed by the Company, as its independent auditors for Fiscal 2005 and Fiscal 2006. Shareholders are asked to ratify the action of the Board of Directors in making such appointment.

           The Board of Directors recommends a vote for ratification. The affirmative vote of a majority of the votes cast with respect to this proposal is required for the ratification of the appointment of auditors. The Sauls intend to vote shares of Common Stock they own in favor of Proposal 2.

           Representatives of Mahoney Cohen will attend the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

           The Company notified Deloitte & Touche LLP that it would not re-appoint Deloitte & Touche LLP as the Company's independent registered accountants for fiscal 2007 and Deloitte & Touche would cease to represent the Company as its auditor upon completion of the audit of the Company's financial statements as of and for the year ended December 30, 2006 (fiscal 2006), and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 30, 2006, and the issuance of their reports thereon. Deloitte & Touche LLP performed audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2005 (fiscal 2005) and December 3, 2006 (fiscal 2006). Deloitte's reports for these periods did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

           During the two most recent fiscal years and the interim period through March 17, 2007, (i) there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

           The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2005 (Fiscal 2005) and December 30, 2006 (fiscal 2006) by KPMG LLP and Deloitte & Touche LLP. Deloitte and Touche LLP replaced KPMG LLP during the first quarter of Fiscal 2005.


                                     FISCAL 2005                  FISCAL 2006
FEES                                   AMOUNT                       AMOUNT
-----                               ------------                  ------------
AUDIT FEES                           $320,000                     $295,400

AUDIT-RELATED FEES                   $403,000                     $633,000

TAX FEES                             $   --                       $   --

ALL OTHER FEES                       $   --                       $   --

TOTAL FEES                           $723,000                     $928,400



           The Audit Committee of the Board of Directors has considered whether the provision of these services is compatible with maintaining the principal accountants' independence.

           Audit fees includes fees for annual audit and reviews of the Company's quarterly reports on Form 10-Q, as well as statutory audits and audits of subsidiaries.

           Audit-related fees include fees for audits of benefit plans and audits related to a secondary stock offering, as well as testing of internal controls for Sarbannes Oxley compliance during Fiscal 2005 and Fiscal 2006.

           All other fees include fees for evaluations and advisory services. The Audit Committee implemented a procedure to require pre-approval of all services performed by the Independent Auditors.

           Consequently during Fiscal 2005 and 2006, any project for which management hired the principal accountants to perform was presented to the Audit Committee, along with an estimate of the costs to be incurred. The Audit Committee would review and approve the estimate. The Audit Committee was updated by management, if additional costs were incurred. All projects were performed by the independent accountants, and were approved by the Audit Committee, during fiscal 2005 and 2006.

                                 OTHER BUSINESS

           Management knows of no business to be brought before the meeting other than Proposals 1 and 2 in the Notice of Annual Meeting. If any other proposals come before the meeting, it is intended that the shares represented by Proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the Proxies.

           Financial statements of the Company, the Company's certified public accountants' report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's 2006 Annual Report to Shareholders, a copy which has been sent to each shareholder of record along with a copy of this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or a communication by means of which any solicitation is to be made.


                              SHAREHOLDER PROPOSALS

           Proposals by shareholders intended to be presented at the next Annual Meeting (to be held in 2008) must be received by the Company on or before May 5, 2008 in order to be included in the Proxy Statement and Proxy for that meeting. The mailing address of the Company for submission of any such proposal is given on the first page of the Proxy Statement.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers and holders of more than 10% of the Company's Common Stock to file with Securities and Exchange Commission and the NASDAQ Stock Exchange reports of their ownership and changes in the ownership of Common Stock.

           Based solely upon a review of copies of Section 16(a) reports furnished to the Company pursuant to Rule 16a-3(c) promulgated under the Exchange Act, the Company is not aware of any failure of any officer, director or beneficial owner of more than 10% of the Common Stock to timely file with the Commission any Form 3, 4 or 5 in respect of the Company during fiscal 2006, except for the following instances: Officer Lisa Decker filed one late Form 4; Officer Joanne Marselle filed one late Form 4; and Officer Allan Jacobson filed one late Form 3.


           IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE 2007 ANNUAL MEETING IN PERSON.

                       By Order of the Board of Directors,


                                             /s/ Victor J. Coster
                                             ---------------------------
                                             Victor J. Coster
                                             Secretary

                                   CACHE, INC.

                ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 13, 2007
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints Brian Woolf and Thomas E. Reinckens, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Cache, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on November 13, 2007, and all adjournments thereof, with all the powers the undersigned would possess if personally presented, and particularly, without limiting the generality of the foregoing, to vote and act as follows:

      1. Election of five directors of the Company.

___  FOR all nominees listed below              ___ WITHHOLD AUTHORITY vote for
     (except as marked to the contrary below)       all nominees listed below

 Andrew M. Saul, Brian Woolf, Gene G. Gage, Arthur S. Mintz, Morton J. Schrader.

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                  WRITE THE NOMINEE'S NAME IN THE SPACE BELOW.)

-------------------------------------------------------------------------------

      2. Ratification of the appointment of Mahoney Cohen & Company, CPA, P.C. as the Company's independent auditors for the fiscal year ending December 29, 2007.

___ FOR                   ___ AGAINST                     ___ ABSTAIN

      3. In their discretion, upon such matters as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NAMED HEREIN AND "FOR"
ITEM 2.



                                 Dated ______________________, 2007
                                 (please fill in date)

                                 Note: Please sign as name appears. Joint owners should each sign.


                                 -----------------------------
                                 Signature of Shareholder


                                 -----------------------------
                                 Signature of Shareholder


                                 WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                 ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATION NAME BY DULY AUTHORIZED OFFICER OR OFFICERS.